REEL STAFF, INC.
                            1069 South Alfred Street
                          Los Angeles, California 90035

July 3, 2002

Flight Safety Technologies, Inc.                  Dunhill Venture Partners Corp
28 Cottrell Street                                15th Floor - HSBC Building
Mystic, Connecticut   06355                       885 West Georgia Street
                                                  Vancouver, BC   V6C 3E8
AND TO:

Samuel Kovnat and Frank Rees
c/o Flight Safety Technologies Inc.

                   Re: Amendments to Share Exchange Agreement
                   ------------------------------------------

                  We refer to our Share Exchange Agreement dated for reference June 24, 2002 (the "Agreement"), pursuant to which we have agreed to issue 8,505,857 of our common shares as consideration for the exchange of all of the outstanding shares in the capital of Flight Safety Technologies Inc., subject to the terms and conditions required therein All initially capitalized terms used herein will have the respective meanings assigned thereto in the Agreement.

                  This will confirm our agreement as follows:

1. This letter is intended to be a binding agreement between the parties subject to the terms and conditions hereof;

2.       Section 1.2(l) is hereby deleted in its entirety.

3. Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "7.4. On or before and as a condition of the Closing, Pubco will complete a financing by way of a private placement (the "Private Placement") for gross proceeds of $1,700,000, consisting of 850,000 units at $2.00 per unit (each a "Unit"), with each Unit consisting of one common share in the capital of Pubco and one share purchase warrant (a "Warrant"), with Warrant entitling the holder thereof to acquire one further common share for a period of two years from the Closing Date at a price of $2.00 per common share, as further described on the term sheet attached hereto as Schedule "K".

4. Section 7.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "7.5 A further term of this Agreement is that Company and Dunhill agree to enter into an Corporate Relationship Agreement containing mutually acceptable terms and conditions including, without limitation, reciprocal indemnification provisions."

5. Paragraph (a) of Section 10.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a) the Agreement has been executed and the purchase of the Vendors' Shares has been approved by Vendors holding at least eighty percent (80%) of the Vendors' Shares on or before the Closing Date;"

6. Paragraph (b) of Section 15.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b) the Company is unable to obtain approval of eighty percent (80%) of the Vendors' Shares on or before the Closing Date; or"

7. Item 10 of Schedule "D" of the Agreement is hereby deleted in its entirety.

8.       Schedule "E" of the Agreement is hereby amended as follows:

         "DKS Capital                                     84,540.....

         Total Common Stock Warrants                     780,809"

9. Subparagraph (nn)(iv) of Schedule "G" of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(iv) as a condition of the Share Exchange, Pubco will issue approximately eight hundred and fifty thousand (850,000) of its shares in a private placement to new investors in order to raise funding for the Company and such group of new investors will own approximately 5.67% of the issued and outstanding shares of Pubco subsequent to the Share Exchange,"

10. Schedule "K" of the Agreement is hereby deleted in its entirety and replaced with the Schedule "K" attached hereto.

11.      Schedule "L" of the Agreement is hereby deleted in its entirety.

                  If you agree to the above terms, kindly sign two copies of this letter signifying your approval and acceptance and return one fully executed letter to the writer at your earliest convenience.

                                     Yours truly,

                                     REEL STAFF, INC.
                                     Per:
                                        /s/ Renee McCracken
                                     -------------------------------------
                                     Authorized Signatory

The undersigned hereby agree to the foregoing terms and conditions of this agreement as of the date first above written.

DUNHILL Venture Partners Corp.

Per:       /s/ Darren Sontowski
         -------------------------------------
         Authorized Signatory

FLIGHT SAFETY TECHNOLOGIES INC.

Per:      /s/ Samuel Kovnat
         -------------------------------------
         Authorized Signatory


EXECUTED by Samuel Kovnat in the presence of:        )
                                                     )
                                                     )
Signature                                            )
                                                     )
----------------------------------------------          /s/ SAMUEL KOVNAT
Print Name                                           )  -----------------------
                                                     )  SAMUEL KOVNAT
----------------------------------------------
Address                                              )
                                                     )
----------------------------------------------
                                                     )
                                                     )
Occupation                                           )
                                                     )

EXECUTED by Frank Rees in the presence of:           )
                                                     )
                                                     )
Signature                                            )
                                                     )
----------------------------------------------          /s/ FRANK REES
Print Name                                           )  ----------------------
                                                     )   FRANK REES
----------------------------------------------
Address                                              )
                                                     )
----------------------------------------------
                                                     )
                                                     )
Occupation                                           )

                                   SCHEDULE K
                                Reel Staff, Inc.
                             Term Sheet - May, 2002


Issuer: Reel Staff, Inc. ("Reel Staff " or the "Company"), a corporation existing under the laws of the State of Nevada.

Offering Size:             Up to US$1,700,000 (one million, seven hundred
                           thousand US dollars).

Type of Security:          Up to 850,000 (eight hundred and fifty thousand)
                           Units, each Unit consisting of one Common Share and one Warrant to acquire another Common Share.

Price per Unit:            US$2.00 (two dollars).

Use of Proceeds:           Upto US$200,000 to be used for transactional expenses
                           relating to the exchange to include not by way of limitation filing of the Registration Statement (as defined herein). The remainder to be used for working capital.

Warrant: Each Warrant will entitle the holder to acquire one Common Share on or before two years from the Closing at US$2.00 per Common Share, subject to adjustment.

Subscribers:               "Offshore Investors" as defined by Regulation S or
                           "Accredited Investors" as defined under Rule 501(a) of Regulation D of the Securities Exchange Commission promulgated under the Securities Act of 1933.

Closings:                  July, 2002, or such other date as the parties
                           mutually agree.

Anti-Dilution:             The Subscribers shall be granted a bonus warrant (the
                           "Bonus Warrant") to acquire additional Common Shares in accordance with the formula below, at a price of US$0.001 per additional Common Share for a period of one year following Closing, if at any time the Company shall issue or sell any additional Common
                           Shares to a third party other than the Subscriber in exchange for consideration in an amount per additional Common Share which is less than US$2.00 per additional Common Share.

                           The number of additional Common Shares which the Bonus Warrant holder will be entitled to acquire upon any such issuance shall be determined by multiplying the Unit Price by a fraction:

                           (i) the numerator of which shall be equal to the total number Common Shares originally acquired by the Subscriber,

                           (ii) the denominator of which shall be equal to the price per Common Share for the additional Common Shares, and

                           (iii)   then subtracting the total number of
                                   Shareholder's Shares originally acquired from the foregoing.

                           No Bonus Warrant shall be granted upon the issuance of any additional Common Shares which are issued pursuant to the exercise of any currently outstanding warrants or other subscription or purchase rights, or pursuant to the exercise of any conversion or exchange rights or pursuant to the granting or exercise of any incentive based stock options issued by the Company to any employees consultants or strategic partners.

Registration:              The Company agrees to file a registration statement
                           on Form SB-2 (the "Registration Statement") registering the Units, being comprised of the Common
                           Shares and the Common Shares underlying the Warrants, within one hundred and fifty (150) days of the Closing Date. The Company will cause the registration statement to become effective within five (5) days of SEC clearance to request acceleration of effectiveness. In addition to the Units being registered following the Share Exchange pursuant to this schedule, Company shall include in said registration twenty-five percent (25%) of all Exchange Shares (the "Registered Exchange Shares") issued by Pubco in exchange for Preferred Shares of Company and such shares in all respects shall be treated as the same as the Units being registered with the SEC pursuant to this schedule.

Non-Registration Bonus:    In the event the Company is unable to register the
                           Units within the required time, the Company will issue as a penalty an additional 10% of the Units purchased by the Subscriber.